Exhibit 5.1

September 29, 2026

InMed Pharmaceuticals Inc.

c/o Norton Rose Fulbright Canada LLP

Suite 1800 – 510 West Georgia Street

Vancouver, British Columbia, Canada

V6B 0M3

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Nevada counsel to InMed Pharmaceuticals Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Canadian Corporation”), in connection with the filing by the Canadian Corporation of Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-297234) (as amended, the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the proxy statement/prospectus contained therein (the “Prospectus”), relating to the registration, after giving effect to the change of jurisdiction of the Canadian Corporation by a “continuation” effected in accordance with Section 308 of the Business Corporations Act (British Columbia) from the Province of British Columbia to the State of Nevada and, concurrent therewith, its domestication pursuant to Nevada Revised Statutes 92A.270 from a British Columbia company to InMed Pharmaceuticals, Inc., a Nevada corporation (the “Nevada Corporation”, and such continuation and domestication together, the “Redomestication”), of (i) up to 602,291,066 shares (the “Common Shares”) of the Nevada Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) up to 40,130 shares (the “Preferred Shares”) of the Nevada Corporation’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), (iii) warrants to purchase up to 15,994,815 shares of Common Stock (the “Warrants”) and (iv) options to purchase up to 23,623,913 shares of Common Stock (the “Options” and, together with the Common Shares, the Preferred Shares and the Warrants, the “Securities”), in each case to be issued pursuant to the Agreement and Plan of Merger and Reorganization, dated as of May 19, 2026, as amended (the “Merger Agreement”), among the Canadian Corporation, Indigo Merger Sub Corp., Indigo Merger Sub II, LLC and Mentari Therapeutics, Inc. (“Mentari”).

InMed Pharmaceuticals, Inc.

September 29, 2026

The Common Shares consist of (a) 522,542,338 shares of Common Stock to be issued in exchange for all of the issued and outstanding shares of common stock, par value $0.0001 per share, of Mentari and all of the issued and outstanding shares of Series A Preferred Stock, par value $0.0001 per share, of Mentari, in each case pursuant to the Merger Agreement (such Common Stock, the “Merger Shares”), (b) 40,130,000 shares of Common Stock issuable upon conversion of the Preferred Shares to be issued in exchange for all of the issued and outstanding shares of Series Seed Preferred Stock, par value $0.0001 per share, of Mentari pursuant to the Merger Agreement (such Common Stock, the “Preferred Conversion Shares”), (c) 15,994,815 shares of Common Stock issuable upon exercise of the Warrants to be issued in exchange for all of the issued and outstanding warrants and pre-funded warrants to purchase shares of common stock of Mentari pursuant to the Merger Agreement (such Common Stock, the “Warrant Shares”) and (d) 23,623,913 shares of Common Stock issuable upon exercise of the Options to be issued in exchange for all of the issued and outstanding options to purchase shares of common stock of Mentari pursuant to the Merger Agreement (such Common Stock, the “Option Shares”).

In our capacity as such counsel, we have relied upon the descriptions of the proceedings taken and proposed to be taken by the Canadian Corporation and the Nevada Corporation in connection with the Redomestication as described in the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinion paragraph below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus. We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed originals or copies certified or otherwise identified to our satisfaction as being true copies of: (a) the Registration Statement (including the Prospectus); (b) the forms of the articles of incorporation, the bylaws and the certificate of designation of Series A Non-Voting Convertible Preferred Stock of the Nevada Corporation filed as annexes to the Prospectus (collectively, the “Governing Documents”); (c) the form of articles of domestication to be filed with the Secretary of State of the State of Nevada in connection with the Redomestication; (d) the Merger Agreement; and (e) the resolutions adopted by the board of directors of the Canadian Corporation authorizing, among other things, the Redomestication and the reservation and issuance of the Securities (the “Resolutions”). We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Canadian Corporation, and have made such inquiries of such officers and representatives and have considered such matters of law, as we have deemed appropriate as the basis for the opinion hereinafter set forth.

InMed Pharmaceuticals, Inc.

September 29, 2026

Without limiting the generality of the foregoing, in our examination and in issuing this opinion letter we have, with your permission, assumed without independent verification that: (a) the Canadian Corporation has taken or will take all corporate action required under the laws of the Province of British Columbia to authorize and approve the Redomestication and the issuance of the Securities; (b) the Redomestication will be effective under the laws of the Province of British Columbia and under the laws of the State of Nevada prior to any issuance of the Securities; (c) each of the Governing Documents, in the respective forms filed as annexes to the Prospectus, will have been duly adopted, will have been filed with and accepted by the Nevada Secretary of State (as applicable), and will be effective and in full force and effect prior to any issuance of the Securities; (d) the Registration Statement (including any post-effective amendments) will be effective at the time any of the Securities are issued, and persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities; (e) after any issuance of the Securities, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Nevada Corporation pursuant to any agreement, plan or arrangement, or otherwise, will not exceed the total number of shares of Common Stock then authorized under the articles of incorporation of the Nevada Corporation, and the corresponding statement will be true with respect to the Preferred Stock; (f) the Securities will be issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of the various states; and (g) all documents submitted to us as originals are authentic, the signatures on all documents we have examined are genuine, and all documents submitted to us as copies conform to the original documents.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if and when the Redomestication has become effective and all corporate actions described above have been taken and completed:

1.	the Merger Shares will be duly authorized by the Nevada Corporation and, when issued by the Nevada Corporation pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable;

2.

the Preferred Shares will be duly authorized by the Nevada Corporation and, when issued by the Nevada Corporation pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable;

3.

provided the Warrants are duly assumed by the Nevada Corporation pursuant to the Merger Agreement, the Warrants will be valid and legally binding obligations of the Nevada Corporation, enforceable against the Nevada Corporation in accordance with their respective terms;

4.

provided the Options are assumed by the Nevada Corporation pursuant to the Merger Agreement, the Options will be valid and legally binding obligations of the Nevada Corporation, enforceable against the Nevada Corporation in accordance with their respective terms;

5.

the Preferred Conversion Shares will be duly authorized by the Nevada Corporation and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and nonassessable;

6.

the Warrant Shares will be duly authorized by the Nevada Corporation and, when issued upon exercise of the Warrants in accordance with their respective terms and against payment of the consideration therefor, will be validly issued, fully paid and nonassessable; and

7.

the Option Shares will be duly authorized by the Nevada Corporation and, when issued upon exercise of the Options in accordance with their respective terms and against payment of the consideration therefor, will be validly issued, fully paid and nonassessable.

This opinion is limited to the present laws of the State of Nevada, the present laws of the State of New York solely with respect to the opinion paragraph 3 and the present laws of the State of Delaware solely with respect to the opinion paragraph 4. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

InMed Pharmaceuticals, Inc.

September 29, 2026

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP